Exhibit 10.3

CONSENT AND AMENDMENT NO. 1

TO TERM LOAN CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT, dated as of December 19, 2016 (this “Amendment No. 1”), is entered into by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent (in such capacity, together with its successors and assigns, “Administrative Agent”) pursuant to the Credit Agreement (as defined below) for the Lenders (as defined below), TPG SPECIALTY LENDING, INC., as Joint Lead Arranger and Documentation Agent pursuant to the Credit Agreement (in such capacity, together with its successors and assigns, “Documentation Agent”) and the lenders from time to time party to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) party hereto (who constitute Required Lenders), DESTINATION MATERNITY CORPORATION, a Delaware corporation (“Lead Borrower”), CAVE SPRINGS, INC., a Delaware corporation (“Cave”, and together with Lead Borrower, each a “Borrower” and collectively, “Borrowers”), MOTHERS WORK CANADA, INC., a Delaware corporation (“Mothers Work”), DM URBAN RENEWAL, LLC, a New Jersey limited liability company (“DM Urban”, and together with Mothers Work, each a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Administrative Agent, Documentation Agent, Lenders, Borrowers and Guarantors have entered into a financing arrangement pursuant to which Lenders have made a term loan to Borrowers in the original principal amount of $32,000,000.00, as set forth in the Term Loan Credit Agreement, dated March 25, 2016, by and among Administrative Agent, Documentation Agent, Borrowers, the Lenders parties thereto and the Guarantors (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Lead Borrower has requested that Administrative Agent and Lenders consent to the acquisition of Lead Borrower by Orchestra-Premaman S.A., a société anonyme organized under the laws of France (the “Parent”), pursuant to a merger between Lead Borrower and US OP Corporation, a Delaware corporation (the “Merger Sub”) and wholly owned subsidiary of Parent, in which Lead Borrower will be the survivor (the “Orchestra Merger”), as set forth in, and in accordance with, (a) the Agreement and Plan of Merger, dated of even date herewith (the “Orchestra Merger Agreement”), by and among Lead Borrower, Parent and Merger Sub and (b) the Governance Agreement, dated of even date herewith (the “Governance Agreement”), by and among Parent, Yelled Invest S.à.r.l., a société anonyme à responsabilité limitée, organized under the laws of Luxembourg (“Controlling Shareholder”), and Lead Borrower, the consideration for which shall consist of the issuance to the holders of common stock of Lead Borrower of American depositary shares of the Parent, as more particularly set forth in the Merger Agreement, and Administrative Agent and Required Lenders are willing to agree to consent to the Orchestra Merger on the terms and subject to the conditions set forth herein;

WHEREAS, by this Amendment No. 1, Administrative Agent, Required Lenders, and Borrowers desire and intend to evidence such consent and to make certain related amendments to the Credit Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement.

2. Consent. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, Administrative Agent and Required Lenders hereby consent to the Orchestra Merger; provided, that, (i) on the date of this Amendment No. 1, each of the conditions set forth in paragraph 2(a) below has been satisfied (the “Consent Effective Date”), and (ii) on the date of the consummation of the Orchestra Merger, each of the conditions set forth in paragraph 2(b) below has been satisfied (the “Orchestra Merger Effective Date”):

(a) Each of the following conditions shall have been satisfied:

(i) this Amendment No. 1 shall have been duly executed by each party hereto;

(ii) the Administrative Agent and the Documentation Agent shall have received true and correct copies of the Orchestra Merger Agreement and the Governance Agreement duly executed by all of the parties thereto;

(iii) the Administrative Agent and the Documentation Agent shall have received a copy of a consent to the Orchestra Merger and amendment to the ABL Loan Agreement, duly executed by the ABL Agent, requisite ABL Lenders, Borrowers and Guarantors;

(iv) the Administrative Agent and the Documentation Agent shall have received a copy of an amendment to the Intercreditor Agreement, duly executed by the ABL Agent, Administrative Agent, Borrowers and Guarantors;

(v) Borrowers shall have paid to Administrative Agent an amendment fee in the amount of $173,714.29 to be allocated to the Documentation Agent; and

(vi) no Event of Default exists or has occurred and is continuing.

(b) Each of the following conditions shall have been satisfied:

(i) the Orchestra Merger has been consummated in all material respects in accordance with the terms of the Orchestra Merger Agreement and the Governance Agreement as in effect on the Consent Effective Date, without giving effect to any amendment, waiver, consent or other modification thereof that is materially adverse to the interests of the Lenders except with the consent of the Administrative Agent and the Documentation Agent (which the Administrative Agent and the Documentation Agent will not unreasonably withhold, condition or delay);

(ii) Administrative Agent and the Documentation Agent shall have received an officer’s certificate certifying, or other evidence reasonably satisfactory to Administrative Agent and the Documentation Agent evidencing that the Merger Sub does not owe any Indebtedness and that its assets are not subject to any Liens on the date of the consummation of the Orchestra Merger;

(iii) the representations and warranties set forth in Sections 5.16(b), (c) and (d) of the Credit Agreement shall be true and correct in respect of the Parent and the Merger Sub, as Affiliates of the Borrower, on the Merger Closing Date;

(iv) Administrative Agent and the Documentation Agent shall have received a Certificate of Merger of the Lead Borrower and Merger Sub as executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the Delaware General Corporations Law (“DGCL”) and any other filings, recordings or publications required to be made by the Lead Borrower or Merger Sub with any Governmental Authority under the DGCL to effectuate the Orchestra Merger;

(v) The Orchestra Merger shall have occurred no later than the Outside Date (as defined in the Orchestra Merger Agreement as in effect on the Consent Effective Date); and

(vi) Administrative Agent and the Documentation Agent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Lead Borrower (or other officer reasonably acceptable to Administrative Agent and the Documentation Agent) certifying that the conditions set forth in clauses (b)(i) through (b)(v) above have been satisfied.

3. Amendments to Credit Agreement.

(a) Upon the Consent Effective Date, the Credit Agreement is hereby amended as follows:

(i) Additional Definitions. The following definitions are hereby added to the Credit Agreement:

(A) “Amendment No. 1” means the Consent and Amendment No. 1 to Term Loan Credit Agreement, dated December 19, 2016, by and among the Administrative Agent, the Documentation Agent, Borrowers, Required Lenders, and Guarantors.

(B) “Controlling Shareholder” means Yelled Invest S.à.r.l., a société anonyme à responsabilité limitée, organized under the laws of Luxembourg.

(C) “Parent” means Orchestra-Premaman S.A., a société anonyme organized under the laws of France.

(D) “Permitted Holders” means (a) the Controlling Shareholder, any of the existing beneficial owners of the equity interests in the Controlling Shareholder, and their controlled Affiliates and immediate family members, and any of their respective spouses or lineal descendants including, in each case, stepchildren and family members by adoption (each a “Family Member”), (b) any trust the sole beneficiaries of which are Family Members, and (c) the heirs at law and the estate and the beneficiaries thereof of a Family Member.

(E) “Permitted Orchestra Merger” means the merger between Merger Sub and Lead Borrower pursuant to the Orchestra Merger Agreement, provided all of the Conditions Precedent set forth in Section 2 of Amendment No. 1 have been satisfied.

(ii) Amendments to Definitions:

(A) Upon the Orchestra Merger Effective Date, the definition of “Change in Control” set forth in the Credit Agreement is hereby deleted and replaced with the following:

“(a) prior to the consummation of the Permitted Orchestra Merger, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of the Lead Borrower entitled to vote generally in the election of directors (or equivalent governing body) on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right), except pursuant to the Permitted Orchestra Merger, or

(b) upon the consummation of the Permitted Orchestra Merger and at any time thereafter:

(i) Parent shall fail to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of the Lead Borrower entitled to vote generally in the election of members of the board of directors (or equivalent governing body) of the Lead Borrower; or

(ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, pursuant to any option right, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty-one percent (51%) of the Equity Interests of Parent entitled to vote in the election of members of the board of directors (or equivalent governing body) of Parent; or

(c) any “change in control” with respect to the Lead Borrower or similar event, as defined in the ABL Loan Agreement shall have occurred; or

(d) the Lead Borrower fails at any time to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Loan Party free and clear of all Liens (other than Liens in favor of the Administrative Agent and Permitted Encumbrances of the type described in clauses (a), (e) and (r) of the definition of such term), except where such failure is as a result of a transaction permitted by the Loan Documents.”

(B) The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

““Consolidated EBITDA” means, for any period for the Lead Borrower and its Subsidiaries on a consolidated basis (without duplication), an amount equal to Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Lead Borrower and its Subsidiaries for such period, (c) the amount of depreciation and amortization expense for such period, (d) loss on extinguishment of debt for such period, (e) stock based compensation expense (which do not represent a cash item in such period or any future period), mark to market adjustments in respect of derivatives, and write offs, write downs or other impairment of long lived assets, (f) any loss from extraordinary, unusual or non-recurring items to the extent not in excess (except as set forth in clause (g) below) of $1,000,000 per measurement period in Fiscal 2016, Fiscal 2017 and Fiscal 2018, and $1,500,000 per measurement period in Fiscal 2019 and Fiscal 2020, or such greater amount reasonably acceptable to the Required Lenders and (g) solely for the measurement periods ending with the fiscal quarters set forth in the table below, any loss from extraordinary, unusual or non-recurring items resulting solely from (x) merger & acquisition related costs, in connection with the Permitted Orchestra Merger and (y) restructuring related costs, each to the extent not in excess of the amounts specified in the table below and such costs are reasonably identifiable, factually supportable (together with reasonable detail as reasonably requested by the Administrative Agent and/or the Documentation Agent), and certified by the chief financial officer of the Lead Borrower, and minus the following to the extent included in calculating such Consolidated Net Income: (w) Consolidated Interest Income, (x) income tax credits (to the extent not netted from income taxes payable); provided however, that the proceeds of the sale of any Incentive Program Assets shall not be excluded, (y) any extraordinary, unusual or non-recurring income or gains (including gains on the sale of assets outside the ordinary course of business) and related tax effects thereon and (z) all non-cash income which does not represent a cash item in such period or any future period.

Measurement Period Ending:	January 28, 2017	April 29, 2017	July 29, 2017	October 28, 2017	February 3, 2018
Acquisition Related	$2,500,000	$2,500,000	$2,000,000	$1,500,000	$1,000,000
Restructuring Related	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000

”

(C) Section 7.15(c) of the Credit Agreement is hereby deleted and replaced with the following:

“(c) Maximum Net Capital Expenditures. Net Capital Expenditures for each Fiscal Quarter, measured as of the last day of each Fiscal Quarter on the basis of four (4) Fiscal Quarters then ending, commencing with the Fiscal Quarter ending January 28, 2017, shall not be greater than the amounts specified in the table below. With respect to each period of four (4) Fiscal Quarters ending on the last day of each Fiscal Year of the Borrowers, to the extent the Borrowers do not utilize the entire amount of Net Capital Expenditures permitted during such four (4) Fiscal Quarter period, the Borrowers may carry forward, to the immediately succeeding four (4) Fiscal Quarter period only, fifty percent (50%) of such unutilized amount (with Net Capital Expenditures made by the Borrowers in such succeeding four (4) Fiscal Quarter period applied last to such unutilized amount).

Applicable Period	Net Capital Expenditures
For the four Fiscal Quarters ending on January 28, 2017	$16,000,000
For the four Fiscal Quarters ending on April 29, 2017	$16,000,000
For the four Fiscal Quarters ending on July 29, 2017	$15,500,000
For the four Fiscal Quarters ending on October 28, 2017	$13,000,000
For the four Fiscal Quarters ending on February 3, 2018	$10,500,000
For the four Fiscal Quarters ending on May 5, 2018 and for each Fiscal Quarter period ending thereafter	$17,000,000

”

4. Representations and Warranties. Borrowers each represent and warrant with and to the Administrative Agent, the Documentation Agent and each Lender on the Consent Effective Date as follows:

(a) no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 1;

(b) this Amendment No. 1 and the amendment of even date herewith to the Intercreditor Agreement have been duly authorized, executed and delivered by all necessary action on the part of Borrowers and the other Loan Parties and, if necessary, its equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers and the other Loan Parties contained herein and therein constitute legal, valid and binding obligations of Borrowers and the other Loan Parties, enforceable against Borrowers and the other Loan Parties in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(c) the execution, delivery and performance of this Amendment No. 1 and the amendment of even date herewith to the Intercreditor Agreement (i) are within each Borrower’s and Guarantor’s corporate or limited liability company powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, operating agreement, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Term Loan Documents) to which any Borrower or other Loan Party is a party or by which any Borrower or other Loan Party or its property are bound; and

(d) all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

5. Effect of this Amendment No. 1. Except as expressly set forth herein, no other consents, amendments, changes or modifications to the Loan Documents are intended or implied hereby, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and the other Loan Parties shall not be entitled to any other or further consent by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this Amendment No. 1 shall control. The Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement.

6. Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

7. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8. Further Assurances. Borrowers and other Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent and/or the Documentation Agent to effectuate the provisions and purposes of this Amendment No. 1.

9. Entire Agreement. This Amendment No. 1 and the other Loan Documents represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

10. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

11. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.

12. RELEASE. ON AND PRIOR TO THE CONSENT EFFECTIVE DATE, LOAN PARTIES, TOGETHER WITH THEIR SUCCESSORS AND ASSIGNS, HEREBY ACKNOWLEDGE THAT THEY HAVE NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THEIR LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ADMINISTRATIVE AGENT, DOCUMENTATION AGENT OR ANY LENDER IN RESPECT OF OR RELATED TO ANY LOAN DOCUMENT. LOAN PARTIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND EACH LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, IN EACH CASE SOLELY TO THE EXTENT ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT NO. 1 IS EXECUTED, WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER (WHETHER OR NOT PRESENTLY SUSPECTED, CONTEMPLATED OR ANTICIPATED) HAVE (ON OR PRIOR TO THE DATE OF THIS AMENDMENT NO. 1) IN RESPECT OF OR RELATED TO ANY LOAN DOCUMENT AGAINST ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, ANY LENDER, THEIR PREDECESSORS, AGENTS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOAN OR ADVANCE, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT NO. 1.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT AND LENDER:		BORROWERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Required Lender		DESTINATION MATERNITY CORPORATION
		By:	/s/ Anthony M. Romano
By:	/s/ Wai Yin Cheng	Title:	Chief Executive Officer & President
Its Authorized Signatory
CAVE SPRINGS, INC.

LENDER:		By:	/s/ Ronald J. Masciantonio
Its Authorized Signatory
TPG SPECIALTY LENDING, INC., as Documentation Agent and a Required Lender		GUARANTORS:

MOTHERS WORK CANADA, INC.

By:	/s/ Michael Fishman	By:	/s/ Ronald J. Masciantonio
Its Authorized Signatory		Its Authorized Signatory

DM URBAN RENEWAL, LLC

		By:	/s/ Ronald J. Masciantonio
Its Authorized Signatory

[Signature Page to Consent and Amendment No. 1

to Orchestra Merger (Destination Maternity)]